Exhibit 10.28

AECOM TECHNOLOGY CORPORATION

2005 ENSR STOCK PURCHASE PLAN

AS OF NOVEMBER 1, 2005

ARTICLE I
Scope of Plan and Definitions

1.1                               Purpose and Scope of Plan

The AECOM Technology Corporation 2005 ENSR Stock Purchase Plan (“Plan”) is effective as of November 1, 2005.  The purpose of the Plan is to provide certain ENSR employees with the opportunity to invest in common stock of the Company.

1.2                               Definitions

As used in the Plan, the following capitalized terms have the meanings set forth below, unless a different meaning is plainly required by the context.

(a)                                  “AECOM RSP” means the AECOM Technology Corporation Retirement & Savings Plan as such plan may be amended from time to time.

(b)                                 “AECOM SPP” means the AECOM Technology Corporation Stock Purchase Plan as such plan may be amended from time to time.

(c)                                  “Beneficiary” means the beneficiary or beneficiaries designated by a Participant under this Plan in the form and manner prescribed by the Committee.

(d)                                 “Board” means the Board of Directors of AECOM Technology Corporation.

(e)                                  “Committee” means a committee appointed by the Board to administer the Plan, and any successor committee of the Board with similar functions, and shall consist of two or more members (or such greater number as may be required under applicable law) each of whom shall, to the extent required by applicable law, be “non-employee directors” within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Securities Exchange Act of 1934 (the “Act”).  The Board may at any time take action under the Plan in place of the Committee, provided that a majority of the members of the Board shall, to the extent required by applicable law, be “non-employee directors” (within the meaning set forth above) when taking such action.

(f)                                    “Common Stock” means the common stock of the Company.

(g)                                 “Company” means AECOM Technology Corporation or its successor corporation.

(h)                                 “Effective Date” means November 1, 2005.

(i)                                     “Eligible Employee” means ENSR employees as determined by the Company or the Committee.

(j)                                     “Eligible Shares” means shares credited to an Employee’s account that have been held for a minimum of five years.  Eligible Shares do not include any Company match shares.

(k)                                  “ENSR” means Tiger Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and each subsidiary of Tiger Acquisition Corp.

(l)                                     “Fair Market Value” on any date means:

(1)                                  if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a Share on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a Share as quoted on such Composite Tape on the next preceding date on which there was trading in the Shares;

(2)                                  if the Common Stock is not listed or admitted to trade on a national securities exchange, the closing price for a Share on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;

(3)                                  if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for a Share on such date, as furnished by the NASD or a similar organization; or

(4)                                  if the Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the Common Stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan, such value to be determined in a manner consistent with the AECOM RSP.

(m)                               “Global Stock Program” means the Australia Stock Investment Plan, the Hong Kong Stock Investment Plan - B, the New Zealand Global Stock Investment Plan, the Retirement & Savings Plan, the Global Stock Investment Plan (Singapore), the Global Stock Investment Plan (United Arab Emirates / Qatar), and the United Kingdom Global Stock Investment Plan.

(n)                                 “Participant” means an Eligible Employee who has an account under this Plan.

(o)                                 “Participating Employer” means the Company and ENSR.

(p)                                 “Plan” means the AECOM Technology Corporation 2005 ENSR Stock Purchase Plan as set forth herein.

1.3                               Other Definitional Provisions

The terms defined in Sections 1.2 and 1.3 of the Plan shall apply equally to both singular and plural.  The masculine pronoun, whenever used, shall include the feminine.  When used in the Plan, the words “hereof” “herein” and “hereunder” and words of similar import shall refer to the Plan as a whole and not to any particular provision of the Plan, unless otherwise specified.

ARTICLE II
Participation and Credits

2.1                               Participation

An Eligible Employee shall become a Participant under this Plan when an account on his behalf is first credited hereunder.

2.2                               Credits to Participant Account

(a)                                  A Participant may purchase Common Stock from the Company under the Plan for a period of six months after the Effective Date of the Plan.

(b)                                 The Participant must purchase the Common Stock at the Fair Market Value in cash.

(c)                                  The Company shall credit to the Participant’s account the Common Stock purchased pursuant to this Section 2.2.

(d)                                 In addition, the Company will credit to the Participant an 18% stock match on all Common Stock purchased by the Participant under this Plan.  For Participants with U.S. residency the stock match will be credited to the AECOM SPP.  For Participants with residence outside the United States, the stock match will be delivered directly to the Participant.

2.3                               Accounts and Account Value

(a)                                  Participants’ Accounts.  The Company shall establish an account for each Participant to determine the amount payable on behalf of the Participant under the Plan.

(b)                                 Account Value.  The value of the account will be based on the Fair Market Value used in the AECOM RSP on the quarterly valuation of stock performed in accordance with the terms of the AECOM RSP which coincides with or immediately precedes the date such amounts are credited to the Participant’s account;

(c)                                  Statements.  Each Participant shall receive a statement of the balance in his or her Account at least annually.

2.4                               Vesting

Each Participant shall be one hundred percent vested, at all times, in the value of such Participant’s account.  Each Participant shall be one hundred percent vested in the value of the Company match credited pursuant to Section 2.2(d) when he becomes one hundred percent vested in the AECOM Global Stock Program, but the Participant shall be zero percent vested until such time.

ARTICLE III
Payment of Benefits

3.1                               Commencement and Form of Payment Upon Termination Of Employment

(a)                                  Time for Payment.

As soon as practicable following each Participant’s termination of employment with all Participating Employers, the Participating Employer by which the Participant was last employed shall pay to such Participant, or, if such Participant is not living at the time for payment, to such Participant’s Beneficiary, the vested amount then credited to the Participant’s account.

(b)                                 Distributions

Any distributions to the Participant or such Participant’s Beneficiary upon termination of employment pursuant to Section 3.1 of this Agreement shall be subject to the Company’s bylaws, including Section 6.10, as in effect on the date of such distribution.

3.2                               Loans and In-service Payments and Withdrawals

(a)                                  Loans.

No Participant shall be allowed to borrow from the Plan.

(b)                                 In-Service Distributions.

No Participant shall be allowed an in-service withdrawal from the Plan.  Except as subsection (c), no withdrawal shall be allowed before a Participant terminates employment with the Company.

(c)                                  Diversification

(i)                                     Election to Diversify

A Participant may elect to diversify any portion of their Eligible Shares in their accounts as described in Section 3.2(c)(ii) below, which have been held for a minimum of five years.

(ii)                                  Diversification Options

To the extent allowed by the Company, a Participant will be able to diversify their account in Shares through one of the following options:

For Participants with Eligible Shares having a value of at least $50,000, the Participants may sell up to $50,000 or 20% of the Eligible

Share value, whichever is greater, back to the Company for cash on an annual basis; or

For Participants with Eligible Shares having a value of less than $50,000, the Participant may sell up to 100% of the Eligible Share value back to the Company for cash on an annual basis.

The value of the Eligible Shares for the diversification calculation shall be the valued as of the most recent valuation date.  Sale and payment will be made by the end of the quarter following the fiscal year end.

(iii)                               Right to Reduce or Refrain from Repurchasing

The Company reserves the right, in managing its liquidity in accordance with its credit and other debt agreements and otherwise in a prudent fashion to reduce or refrain, from repurchasing shares tendered under the diversification program.

(d)                                 Form of Election.

All elections described in this Section 3.2(c) shall be made on a form and in a manner specified by the Committee.  The Committee may prescribe additional rules for making elections and may provide that an election is invalid if it reasonably believes that such election may jeopardize the tax advantages afforded by the Plan.

ARTICLE IV
Administration of Plan

4.1                               Responsibilities and Powers of the Committee

The Committee shall be solely responsible for the operation and administration of the Plan and shall have all powers described in the AECOM RSP with respect to this Plan, and such additional powers necessary and appropriate to carry out its responsibilities in operating and administering the Plan.  The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, except as otherwise provided by law.

4.2                               Outside Services

The Committee may engage counsel and such clerical, financial, investment, accounting, and other specialized services as it may deem necessary or desirable to the operation and administration of the Plan.  The Committee shall be entitled to rely upon any opinions, reports, or other advice furnished by counsel or other specialists engaged for that purpose and, in so relying, shall be fully protected in any action, determination, or omission taken or made in good faith.

4.3                               Indemnification

The Company shall indemnify the Committee and each Committee member against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member’s official capacity, except when due to the individual’s own gross negligence or willful misconduct.

4.4                               Claims Procedure

The claims procedure set forth in the AECOM RSP is incorporated herein by reference.

ARTICLE V
Amendment and Termination

5.1                               Amendment

The Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to modify or amend in whole or in part any or all of the provisions of the Plan.

5.2                               Termination

The Plan is purely voluntary on the part of the Company.  The Company may terminate the Plan at any time.

5.3                               Effect of Amendment or Termination

Any amendment, modification, or termination shall not reduce, alter, or impair any rights under the Plan as to amounts credited to the accounts of Participants under the Plan as of the date of such amendment, modification or termination.  Unless the Company determines otherwise, each Participating Employer shall pay its Participants the value of their respective accounts upon termination of the Plan, in a lump sum, in the manner prescribed in Section 3.1.

ARTICLE VI
Miscellaneous Provisions

6.1                               General Provisions

(a)                                  This Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable Federal and state laws, rules and regulations, to the rights, preferences, limitations, and restrictions set forth in the Company’s Certificate of Incorporation and Bylaws, and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Without limiting the generality of the foregoing, no shares shall be issued by the Company, nor cash payments made by the Company, unless and until all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Company, been complied with.  In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements and the Company’s Certificate of Incorporation and Bylaws.

(b)                                 The Committee may specify such provisions as it deems appropriate for payment under the Plan upon the occurrence of any of the following events (each a “Corporate Event”):

(i)                                     Approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(ii)                                  Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Company (excluding from the term “former stockholders” a stockholder who is, or as a result of the transaction in question becomes, an “affiliate,” as that term is used in the Act and the Rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or

(iii)                               Approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity that is not a subsidiary.

For purposes of this paragraph (b), the term “subsidiary” shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

6.2                               Expenses

Each Participating Employer shall pay all costs and expenses incurred in operating and administering the Plan attributable to that Participating Employer; provided that the Company may in its discretion pay some or all costs and expenses of a Participating Employer.

6.3                               No Right of Employment

Nothing contained herein nor any action taken under the provisions hereof shall be construed as giving any Participant the right to be retained in the employ of any Participating Employer.

6.4                               Withholding

Each Participating Employer shall withhold from any payment hereunder any required amount of income and other taxes.

6.5                               Headings

The headings of the sections in the Plan are placed herein for convenience of reference; in the case of any conflict, the text of the Plan, rather than such heading, shall control.

6.6                               Construction

Except to the extent governed by federal law, the Plan shall be construed, regulated, and administered in accordance with the laws of the State of California.  If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.  Each provision of the Plan shall be administered, interpreted and construed to carry out such intention, and any provision that cannot be so administered, interpreted and construed shall, to that extent, be disregarded.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of October     , 2005.

AECOM TECHNOLOGY CORPORATION

By: